                                                                    Exhibit 25.2

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   ----------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                                   ----------

                            THE CHASE MANHATTAN BANK
               ---------------------------------------------------
               (Exact name of trustee as specified in its charter)


             NEW YORK                                         13-4994650
      ------------------------                            -------------------
      (State of incorporation                              (I.R.S. employer
       if not a national bank)                            identification No.)

          270 PARK AVENUE
         NEW YORK, NEW YORK                                     10017
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   ----------

                          THE ST. PAUL COMPANIES, INC.
               ---------------------------------------------------
               (Exact name of obligor as specified in its charter)

             MINNESOTA                                        41-0518860
   -------------------------------                       --------------------
   (State or other jurisdiction of                         (I.R.S. employer
    incorporation or organization)                        identification No.)

       385 WASHINGTON STREET
            ST. PAUL, MN                                         55102
----------------------------------------                      ----------
(Address of principal executive offices)                      (Zip Code)

                                   ----------

          SUBORDINATED DEBT SECURITIES OF THE ST. PAUL COMPANIES, INC.
          ------------------------------------------------------------
                       (Title of the indenture securities)


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


                                     GENERAL

ITEM 1. GENERAL INFORMATION.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          New York State Banking Department, State House, Albany, New York
          12110.

          Board of Governors of the Federal Reserve System, Washington, D.C., 20551

          Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

          Federal Deposit Insurance Corporation, Washington, D.C., 20429.


     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.





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


ITEM 16. LIST OF EXHIBITS

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

     5. Not applicable.

     6. The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8. Not applicable.

     9. Not applicable.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 9th day of November, 2001.

                                       THE CHASE MANHATTAN BANK

                                       By  /s/ Joanne Adamis
                                           -------------------------------------
                                               Joanne Adamis
                                               Vice President




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




                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business June 30, 2001, in
           accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal
                                  Reserve Act.

                                                                                 DOLLAR AMOUNTS
                                  ASSETS                                           IN MILLIONS
                                  ------                                         --------------
Cash and balances due from depository institutions:
    Noninterest-bearing balances and
    currency and coin ..........................................................    $  21,536
    Interest-bearing balances ...................................................      31,428
Securities:
Held to maturity securities.....................................................          481
Available for sale securities...................................................       60,903
Federal funds sold and securities purchased under
    agreements to resell .......................................................       42,824
Loans and lease financing receivables:
    Loans and leases held for sale..............................................        3,856
    Loans and leases, net of unearned income        $155,575
    Less: Allowance for loan and lease losses          2,276
    Loans and leases, net of unearned income and
    allowance ..................................................................      153,299
Trading Assets..................................................................       66,636
Premises and fixed assets (including capitalized leases)........................        4,468
Other real estate owned.........................................................           45
Investments in unconsolidated subsidiaries and associated
companies.......................................................................          353
Customers' liability to this bank on acceptances
    outstanding ................................................................          346
Intangible assets
        Goodwill................................................................        1,785
        Other Intangible assets.................................................        4,365
Other assets ...................................................................       19,923
                                                                                     --------
TOTAL ASSETS ...................................................................     $412,248
                                                                                     ========

                                 LIABILITIES
                                 -----------

Deposits
    In domestic offices ........................................................     $137,865
    Noninterest-bearing .......................... $ 56,799
    Interest-bearing .............................   81,066
    In foreign offices, Edge and Agreement
    subsidiaries and IBF's .....................................................      113,924
        Noninterest-bearing....................... $  6,537
    Interest-bearing .............................  107,387

Federal funds purchased and securities sold under agree-
ments to repurchase ............................................................       65,474
Trading liabilities ............................................................       39,611
Other borrowed money (includes mortgage indebtedness
    and obligations under capitalized leases)...................................       10,573
Bank's liability on acceptances executed and outstanding........................          346
Subordinated notes and debentures ..............................................        6,355
Other liabilities ..............................................................       14,772
TOTAL LIABILITIES ..............................................................      388,920
Minority Interest in consolidated subsidiaries..................................           89

                               EQUITY CAPITAL
                               --------------

Perpetual preferred stock and related surplus...................................            0
Common stock ...................................................................        1,211
Surplus  (exclude all surplus related to preferred stock).......................       12,715
    Retained earnings...........................................................        9,985
    Accumulated other comprehensive income......................................         (672)
Other equity capital components.................................................            0
TOTAL EQUITY CAPITAL ...........................................................       23,239
                                                                                     --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                             $412,248
                                                                                     ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                             JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.


                             WILLIAM B. HARRISON JR.  )
                             DOUGLAS A. WARNER III    ) DIRECTORS
                             WILLIAM H. GRAY III      )



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